UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 12, 2005 (January 6, 2005)

Raybor Management, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

000-29905	98-0220848
(Commission File Number)	(IRS Employer Identification No.)

221 West 10th Street, Medford, Oregon 97501

(Address of Principal Executive Offices, Including Zip Code)

(541) 494-4001

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On January 6, 2005, the following material definitive agreements of Raybor Management, Inc. (the “Registrant”) became effective:

(1)	Securities Purchase Agreement, dated for reference purposes only, as of January 3, 2005, among C3 Capital Partners, L.P. and Raybor Management, Inc., IC Marketing, Inc., American Consumer Publishing Association, Inc. and Back 2 Back’s, Inc.

(2)	Shareholders Agreement, dated for reference purposes only, as of January 3, 2005, among Raybor Management, Inc., C3 Capital Partners, L.P., Jeffrey Hoyal and Dennis Simpson

(3)	Security Agreement, dated for reference purposes only, as of January 3, 2005, by and among IC Marketing, Inc., American Consumer Publishing Association, Inc., Raybor Management, Inc., Back 2 Back’s, Inc., and C3 Capital Partners, L.P.

Descriptions of the material terms of the aforementioned agreements are set forth in Item 2.03 of this Current Report on Form 8-K, which descriptions are incorporated by reference in this Item 1.01.

Effective January 6, 2005 the Registrant entered into an employment agreement with its President, Jeffrey D. Hoyal. Mr. Hoyal is also a director of the Registrant. Pursuant to the agreement, Mr. Hoyal will receive a minimum fixed monthly salary of $16,000, which the board of directors may raise at any time. In addition, Mr. Hoyal will receive a quarterly bonus of $10,000 if the Registrant achieves certain performance goals. The initial term of the agreement expires on December 31, 2005, but will be automatically renewed annually if neither the Registrant nor Mr. Hoyal gives notice of termination under the terms of the agreement. If Mr. Hoyal’s employment is terminated by the Registrant without cause as defined in the agreement, or Mr. Hoyal resigns for certain enumerated good reasons, he will receive one month’s severance pay.

Effective January 6, 2005 the Registrant entered into an employment agreement with its Chief Financial Officer, Noel Littlefield. Ms. Littlefield is also a director of the Registrant. Pursuant to the agreement, Ms. Littlefield will receive a minimum fixed monthly salary of $8,000, which the board of directors may raise at any time. In addition, Ms. Littlefield will receive a quarterly bonus of $10,000 if the Registrant achieves certain performance goals. The initial term of the agreement expires on December 31, 2005, but will be automatically renewed annually if neither the Registrant nor Ms. Littlefield gives notice of termination under the terms of the agreement. If Ms. Littlefield’s employment is terminated by the Registrant without cause as defined in the agreement, or Ms. Littlefield resigns for certain enumerated good reasons, she will receive one month’s severance pay.

Effective January 6, 2005 the Registrant entered into an employment agreement with its Marketing Director, Ryan Azares. Mr. Azares is also a director of the Registrant. Pursuant to the agreement, Mr. Azares will receive a minimum fixed monthly salary of $7,000. In addition, Mr. Azares will receive a quarterly bonus of $10,000 if the Registrant achieves certain performance goals. Mr. Azares will also receive 50,000 shares of the Registrant’s common stock at the completion of the calendar year 2005. The initial term of the agreement expires on December 31, 2005, but will be automatically renewed annually if neither the Registrant nor

Mr. Azares gives notice of termination under the terms of the agreement. If Mr. Azares’ employment is terminated by the Registrant without cause as defined in the agreement, or Mr. Azares resigns for certain enumerated good reasons, he will receive one month’s severance pay.

Effective January 6, 2005 the Registrant entered into an employment agreement with its Publisher Relations Director, Noreen Ackermann. Pursuant to the agreement Ms. Ackermann will receive a minimum fixed monthly salary of $10,000. In addition, Ms. Ackermann will receive a quarterly bonus of $10,000 if the Registrant achieves certain performance goals. The initial term of the agreement expires on December 31, 2005, but will be automatically renewed annually if neither the Registrant nor Ms. Ackermann gives notice of termination under the terms of the agreement. If Ms. Ackermann’s employment is terminated by the Registrant without cause as defined in the agreement, or Ms. Ackermann resigns for certain enumerated good reasons, she will receive one month’s severance pay.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 6, 2005, the Registrant entered into a Securities Purchase Agreement, dated for reference purposes as of January 3, 2005, with C3 Capital Partners, L.P. (the “Purchaser”) and IC Marketing, Inc., American Consumer Publishing Association, Inc. and Back 2 Back’s, Inc. The Registrant, IC Marketing, Inc., American Consumer Publishing Association, Inc. and Back 2 Back’s, Inc. are collectively referred to as the “Issuers.”

At the closing of the transactions under the Securities Purchase Agreement on January 6, 2005 (the “Closing”), the Issuers sold to the Purchaser a 12% Secured Note (the “Note”) in the principal amount of $1,500,000. The principal balance of the Note, and any accrued and unpaid interest on the Note, will be due and payable as follows: (a) a constant monthly payment equal to the amount of all accrued interest on the outstanding principal balance of the Note will be due and payable on the earliest to occur of (i) the first day of each month (for the immediately preceding month) computed through the last calendar day of the preceding month or (ii) January 2, 2010 (the “Maturity Date”); (b) three principal payments, each in the amount of $500,000, with the first such payment due and payable on January 1, 2008, the second such payment due and payable on January 1, 2009 and the third such payment due and payable on the Maturity Date; and (c) the balance of all unpaid principal and interest and all other amounts owed pursuant to the Note will be due and payable on the Maturity Date. The Note may be prepaid. The Securities Purchase Agreement includes certain financial and other covenants on the part of the Registrant.

At the Closing, the Registrant also sold to the Purchaser a warrant to acquire 1,272,227 shares of common stock of the Registrant at a purchase price equal to $33.00. The number of shares purchasable under the warrant is subject to certain anti-dilution adjustments. The warrant has an exercise price of $0.0001 per share. The warrant is exercisable at the discretion of the Purchaser in whole or in part at any time before the later of the 10th anniversary of the issuance of the warrant or the date on which all principal, interest, premiums (if any) and other amounts due in consideration of the Note (and any other notes issued under the Securities Purchase Agreement) have been paid in full.

Within 12 months following the Closing, the Issuers may sell to the Purchaser one or two, but no more than two, Notes (the “Notes”) in an aggregate principal amount not to exceed $3,000,000 for a par or discounted purchase price determined by the parties at such time. Any such Note(s) will be on substantially the same terms as the initial Note issued at the Closing. In connection with any such issuance of Note(s), the Purchaser will purchase from the Registrant additional warrants (on substantially the same terms as the initial warrant) for such portion of the aggregate warrant purchase price as the parties shall determine. The amount of warrants to be so acquired by the Purchaser in connection with any such subsequent sale of any Note(s) to the Purchaser shall equal the product obtained by multiplying 3,816,682 shares by a fraction, the numerator of which shall be the principal amount of the additional Note then being purchased in the corresponding transaction and the denominator of which shall be $4,500,000, subject to adjustment as provided in the warrant. If on the anniversary of the Closing, the Issuers have not sold to the Purchaser Note(s) with an aggregate original principal balance of at least $2,250,000, the Registrant is obligated to sell and the Purchaser is obligated to purchase, for nominal consideration, an additional warrant necessary to cause the equity interests underlying the Purchaser’s warrants as of such date to equal at least 5% of the then outstanding fully diluted common stock of the Registrant. The aggregate number of shares of the Registrant that may be purchased pursuant to all such warrants shall not exceed 10% of the fully diluted outstanding common stock of the Registrant, as of the Closing.

At any time during the period starting on the earlier to occur of (i) the fifth anniversary of the Closing, (ii) the payment in full of all amounts due in respect of the Note(s) or (iii) the occurrence of an Event of Default (as defined under the Securities Purchase Agreement) and for so long as such Event of Default is continuing, the Purchaser will have the right to put all or a portion (but not less than one-third) of the equity interests of the Registrant then held by the Purchaser at a price equal to the Purchaser’s pro rata portion of the greater of the fair market value of the Registrant and five times the Registrant’s Weighted Average EBITDA (as defined under the Securities Purchase Agreement), less certain indebtedness, plus cash and marketable securities. In no event may the put be exercised prior to the first anniversary date of the Securities Purchase Agreement.

Until the third anniversary of the Closing, the Registrant will have the right to cause the Purchaser to sell to the Registrant any warrant or securities acquired upon the exercise of warrants representing in excess of 5% of the stock of the Registrant at a purchase price equal to the amount, after payment of the pro rata principal (up to 50%) of the Note(s), that would permit the Purchaser to earn an IRR (as defined under the Securities Purchase Agreement) on the Purchaser’s investment of 24%, if exercised on or before the third anniversary of the Closing.

The Registrant has granted the Purchaser certain registration rights with regard to the shares purchasable by Purchaser under the warrant(s).

In connection with the Note(s), the Issuers have granted the Purchaser a security interest in all of their respective existing and future personal property to secure all of their respective existing and future obligations to the Purchaser. In addition, Freedom Financial, Inc. (“Freedom Financial”), an affiliate of the Issuers, has entered into a guaranty with the Purchaser to secure the prompt and complete payment, observance and performance of all of the obligations of the Issuers under the Securities Purchase Agreement and related contracts. In connection with such guaranty, Freedom Financial has granted the Purchaser a security interest in all of its existing and future personal property to secure the guaranteed obligations.

As an inducement to the Purchaser to enter into the Securities Purchase Agreement and to purchase the Note(s), each of the Issuers has entered into a Stock Pledge and Security Agreement with the Purchaser pursuant to which the applicable Issuer has pledged to the Purchaser certain securities as security for the prompt payment, performance and satisfaction of the obligations under the Note(s).

In connection with the transactions under the Securities Purchase Agreement, the Registrant, the Purchaser, Jeffrey D. Hoyal and Dennis L. Simpson have entered into a Shareholders Agreement concerning, among other things, the transfer or other disposition of securities of the Registrant and of the Registrant’s subsidiaries and the governance of the Registrant and of such subsidiaries.

Item 3.02. Unregistered Sales of Equity Securities.

On January 6, 2005, the Registrant sold to the Purchaser a warrant to acquire 1,272,227 shares of common stock of the Registrant at a purchase price equal to $33.00. The number of shares purchasable under the warrant is subject to certain anti-dilution adjustments. The warrant has an exercise price of $0.0001 per share. The warrant is exercisable at the discretion of the Purchaser in whole or in part at any time before the later of the 10th anniversary of the issuance of the warrant or the date on which all principal, interest, premiums (if any) and other amounts due in consideration of the Note initially issued under the Securities Purchase Agreement described in Item 2.03 above (and any other notes issued under the Securities Purchase Agreement) have been paid in full.

In connection with the issuance of any additional Note(s) under the Securities Purchase Agreement as described in Item 2.03 above, the Purchaser will purchase from the Registrant additional warrants (on substantially the same terms as the initial warrant) for such portion of the aggregate warrant purchase price as the parties shall determine. The amount of warrants to be so acquired by the Purchaser in connection with any such subsequent sale of any Note(s) to the Purchaser shall equal the product obtained by multiplying 3,816,682 shares by a fraction, the numerator of which shall be the principal amount of the additional Note then being purchased in the corresponding transaction and the denominator of which shall be $4,500,000, subject to adjustment as provided in the Warrant. If on the anniversary of the Closing, the Issuers have not sold to the Purchaser Note(s) with an aggregate original principal balance of at least $2,250,000, the Registrant is obligated to sell and the Purchaser is obligated to purchase, for nominal consideration, an additional warrant necessary to cause the equity interests underlying the Purchaser’s warrants as of such date to equal at least 5% of the then outstanding fully diluted common stock of the Registrant. The aggregate number of shares of the Registrant that may be purchased pursuant to all such warrants shall not exceed 10% of the fully diluted outstanding stock of the Registrant, as of the Closing.

The issuance of the warrant(s) as described above will be exempt from the registration requirements under the Securities Act of 1933 pursuant Section 4(2) thereof in reliance upon Rule 506 of Regulation D promulgated by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Raybor Management, Inc.

January 12, 2005	/s/ Jeffrey D. Hoyal
Jeffrey D. Hoyal
President and Chief Executive Officer